                                                                    Exhibit 23.1


[DELOITTE HASKINS & SELLS LETTERHEAD]                  DELOITTE HASKINS & SELLS
                                                       Chartered Accountants
                                                       12, Dr. Annie Besant Road
                                                       Opp. Shiv Sagar Estate
                                                       Worli, Mumbai 400 018
                                                       India.

                                                       Tel.: +91 (22) 6667 9000
                                                       Fax:  +91 (22) 6667 9100


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form F-1/A of our report dated September 9, 2006 (November 20th as to the convenience translation of Indian Rupee amounts into United States dollar amounts, paragraphs (b), (c) and
(d) of Note 28 and the effects of discontinued operations as discussed in Note
1) relating to the consolidated financial statements and financial statement schedule of Sterlite Industries (India) Limited and Subsidiaries appearing in the prospectus, which is part of this Registration Statement (which report expresses an unqualified opinion on the consolidated financial statements and the related financial statement schedule and includes an explanatory paragraph referring to the convenience translation of the Indian Rupee amounts into United States dollar amounts). We also consent to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such prospectus.


/s/ DELOITTE HASKINS & SELLS

DELOITTE HASKINS & SELLS
Mumbai, Maharashtra, India

May 8, 2007